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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          BEAR STEARNS CAPITAL TRUST I
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             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                13-7108741
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       (State of Incorporation           (I.R.S. Employer Identification No.)
          or Organization)

         C/O THE BEAR STEARNS COMPANIES INC.
                   245 PARK AVENUE
                  NEW YORK, NEW YORK
                    (212) 272-2000                                    10167
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(Address and Telephone Number of Principal Executive Offices)       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [X]


        Securities to be registered pursuant to Section 12(b) of the Act:



Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
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FIXED/ADJUSTABLE RATE                           NEW YORK STOCK EXCHANGE, INC.
CAPITAL SECURITIES



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)


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




ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The securities to be registered are Fixed/Adjustable Rate Capital Securities (the "Securities") of Bear Stearns Capital Trust I (the "Registrant"). The Securities are to be issued pursuant to the Registrant's Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-21215-01), as amended by Amendment No. 1 thereto. The Registrant hereby incorporates by reference the description of the Securities as set forth under the captions "Description of New Securities" on pages 41 through 55 and "Description of Guarantee " on pages 66 through 69 of the Prospectus forming a part of the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. EXHIBITS.

      2.1 Certificate of Trust of Bear Stearns Capital Trust I, incorporated by reference to Exhibit 4.3 to the Registration Statement.

      2.2 Amended and Restated Trust Agreement of Bear Stearns Capital Trust I, incorporated by reference to Exhibit 4.4 to the Registration Statement.

      2.3   Form of Capital Security Certificate (included in Exhibit 2.2).

      2.4 Capital Securities Guarantee Agreement for Bear Stearns Capital Trust I, incorporated by reference to Exhibit 4.7 to the Registration Statement.

      2.5 Indenture between The Bear Stearns Companies Inc. and The Chase Manhattan Bank as Debenture Trustee, incorporated by reference to
            Exhibit 4.1 to the Registration Statement.

      2.6 First Supplemental Indenture between The Bear Stearns Companies Inc. and The Chase Manhattan Bank as Debenture Trustee, incorporated by reference to Exhibit 4.2 to the Registration Statement.

      2.7 Form of Junior Subordinated Deferrable Interest Debenture of The Bear Stearns Companies Inc. (included in Exhibit 2.6).

                                   SIGNATURE



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  BEAR STEARNS CAPITAL TRUST I
                                  By: The Bear Stearns Companies Inc.,
                                       as Sponsor

                                  By: /s/ Samuel L. Molinaro Jr.
                                     ---------------------------------------
                                       Samuel L. Molinaro Jr.
                                       Senior Vice President - Finance
                                       and Chief Financial Officer



Date:  March 18, 1997








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